Exhibit 99.1

Contango ORE Closes Its Secured Credit Facility With ING and Macquarie to Fund the Construction of the Manh Choh Gold Project

HOUSTON, Texas--(BUSINESS WIRE)--May 18, 2023--Contango ORE, Inc. (“CORE,” “Contango” or the “Company”) (NYSE American: CTGO) is pleased to announce that it and its subsidiaries have entered into a Credit and Guaranty Agreement with ING Capital LLC (“ING”) and Macquarie Bank Limited (“Macquarie”) for a senior secured loan facility of up to US$70 million, of which $65 million is committed and subject to certain conditions, to fund its portion of the pre-production construction and working capital/operating expenditures for the Manh Choh gold project in Alaska (“Manh Choh”), which is owned and operated by the Company’s 30% owned Peak Gold, LLC (“PGJV”). PGJV has received the federal permits needed for road construction and early work construction, which has been underway since August 2022 and continued throughout the winter months. PGJV also received the State of Alaska approval for the Mine Operating and Closure Plan on May 15, 2023 and mine site construction work will be underway shortly. First gold production from the project is expected in the second half of 2024.

Rick Van Nieuwenhuyse, the Company’s President and Chief Executive Officer, said, “We are very pleased to have finalized the up to $70 million credit facility with two of the mining industry’s leading financial institutions. Building upon the relationship with these two institutions will be a key part of growing the Company going forward. I am also very excited to announce that the Waste Management Plan, Plan of Operations, and Reclamation and Closure Plan has been approved by the State of Alaska Departments of Environmental Conservation and Natural Resources. On behalf of Contango’s Board and shareholders, we thank all those involved for their efforts. With these approvals, PGJV is now able to start mine site facility construction. Kiewit was hired as the mining constructor and is responsible for preparing the Manh Choh site for all mining-related activities, which will start immediately. Other major contracts have been signed with Black Gold Transport, a local Alaska contractor based in North Pole, Alaska to transport the run-of-mine ore to the Fort Knox Facility and a Tolling Agreement has been signed with Fort Knox Mine to process the PGJV ores.

"Now that the major contracts are signed, and financing and permitting are concluded, all the elements are in place to bring our 30% interest in Manh Choh into production. With a gold price hovering around $2,000, the high-grade nature of the Manh Choh deposit will ensure solid cash flows for the Company and its shareholders. We look forward to keeping our investors up to date with construction and mining progress as we approach that momentous occasion in 2024 when we have our first gold pour.

"With all the news flow expected throughout the month of May, we will be hosting a corporate update to go over all our recent news at the end of the month. Please use this link to register to our live event: https://my.6ix.com/STEXS5np.”

Highlights of the Secured Loan Facility

  Up to $70 million of availability, of which $65 million is committed in the form of a term loan facility and $5 million is uncommitted in the form of a discretionary liquidity buffer facility.
  $10 million has been drawn on the term loan facility at the initial closing, with additional draws subject to certain final conditions being met.
  Outstanding amounts under the facility will bear interest based on the 3-month adjusted term Secured Overnight Financing Rate (“SOFR”) plus (i) 6.00% per annum prior to the completion date for the Manh Choh gold project and (ii) 5.00% thereafter, which will be payable quarterly.
  The facility will mature on December 31, 2026 and will be repaid via quarterly repayments over the life of the loan.
  The facility has an upfront fee of 2.85% and a production linked arrangement fee of $5.00 times the projected total production of gold ounces in the base case financial model delivered on the closing date, payable quarterly based on attributable production, with any balance due upon the maturity or termination of the facility.
  The facility is secured by all the assets and properties of the Company and its subsidiaries, including the Company’s 30% interest in PGJV but excluding the equity interests of Alaska Gold Torrent, LLC in respect of the Lucky Shot Mine.
  As a condition precedent to the second borrowing, the Company is required to hedge approximately 125koz of its attributable gold production from Manh Choh. The hedges will be provided by ING, Macquarie or their affiliates.

Roc Global, LLC, a mining, metals and clean energy focused investment advisory firm based in New York, acted as the exclusive financial advisor to Contango for this financing. Holland & Knight LLP acted as legal counsel to the Company and its subsidiaries for this financing, with Perkins Coie providing Alaska law advice.

ABOUT CORE

CORE is a company that engages in the exploration in Alaska for gold and associated minerals through a 30% interest in PGJV, which leases approximately 675,000 acres for exploration and development, and through a 100% owned subsidiary, Contango Minerals Alaska, LLC, which leases approximately 200,000 acres for exploration. The Company also owns the rights to the Lucky Shot, Coleman and War Baby mines, and approximately 16,600 acres of surrounding mining claims located in the Willow Mining District about 75 miles north of Anchorage, Alaska. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by CORE or PGJV; ability to realize the anticipated benefits of PGJV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; CORE’s inability to retain or maintain its relative ownership interest in PGJV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by the an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect CORE’s exploration program or financial results are included in CORE’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. CORE does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

Contacts

Contango ORE, Inc.
Rick Van Nieuwenhuyse
(713) 877-1311
www.contangoore.com